POWER OF ATTORNEY


      Each person whose signature appears below, hereby constitutes and appoints
R. Jay Gerken, Robert I. Frenkel, Thomas C. Mandia and Todd Lebo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or which may be required to enable LEGG MASON PARTNERS SMALL CAP CORE FUND, INC. (f/k/a Smith Barney Small Cap Core Fund, Inc.) (the "Company") to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the "Acts"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the Company's Registration Statement (Securities Act File No. 333-25499), including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a director and/or officer of the Company any and all such amendments and registration statements filed with the Securities and Exchange Commission under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

      All past acts of such attorneys-in-fact and agents in furtherance of the foregoing are hereby ratified and confirmed.

      This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.


      This power of attorney shall be valid for the date hereof until revoked by me.

      WITNESS our hands on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities and as of the dates indicated.



/s/ R. Jay Gerken                       Director and              April 12, 2006
----------------------------------      Chairman of the Board
R. Jay Gerken

/s/ Lee Abraham                         Director                  April 12, 2006
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Lee Abraham

/s/ Jane F. Dasher                      Director                  April 12, 2006
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Jane F. Dasher

/s/ Donald R. Foley                     Director                  April 12, 2006
----------------------------------
Donald R. Foley

/s/ Richard Hanson, Jr.                 Director                  April 12, 2006
----------------------------------
Richard Hanson, Jr.

/s/ Paul Hardin                         Director                  April 12, 2006
----------------------------------
Paul Hardin

/s/ Roderick C. Rasmussen               Director                  April 12, 2006
----------------------------------
Roderick C. Rasmussen

/s/ John P. Toolan                      Director                  April 12, 2006
----------------------------------
John P. Toolan